PURCHASE AGREEMENT

               THIS AGREEMENT (THE "AGREEMENT") IS MADE THIS 9TH,
                          DAY OF FEBRUARY 2005 BETWEEN

MEGOLA INC., (the "Purchaser") a corporation incorporated under the laws of the Nevada with its principal office in the city of Corunna, wherein the Vendor and Megola Inc. hereinafter shall be jointly referred in this Agreement as the parties (the "Parties")

                                      -AND-

UV - INNOVATION INC., a Canadian corporation with its principal office in the city of Camlachie, Ontario, (the "Vendor")

RECITAL:

For the purpose of facilitating the acquisition described herein between the Parties, the Parties wish to enter into this Purchase Agreement in order that their respective obligations with respect to the terms and the conditions of the business relationship (the "Relationship" or "Agreement") can be defined and agreed to.

THEREFORE IN CONSIDERATION OF THE TERMS AND CONDITIONS SET OUT IN THIS AGREEMENT AND THE NON-DISCLOSURE AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

This Purchase Agreement memorializes the acquisition of certain Intellectual Property Rights (IP) between UV-Innovation, A Canadian corporation ("UVI") and Megola, Inc. ("MGOA"), a Nevada corporation.

MGOA is a public company whose stock is traded on the OTCBB. At the closing, as hereinafter described, Megola will acquire and own the following products developed and protected by certain IP Rights owned by UVI:

      o     UV  Innovations   UV-Air   Disinfection  Unit;  Models  #1,  #2,  #3
            ("UV-Air")
      o     UV Innovations UV-Water Disinfection Unit ("UV-Water")
      o     IP Rights to above product line

CONSIDERATION

Upon Closing MGOA will pay a consideration of MGOA restricted common stock ("Stock Consideration") of 300,000 shares as per Rule 144 and MGOA shall issue such stock in the name of UVI and or its assigns.

Name Change. Immediately following the Closing, MGOA may change the name of the UV-Air and UV-Water devices to a MGOA brand name.

      o MGOA acknowledges that UV Innovations is supplying Excell Clean Air a UV-Air device and is being installed as a Sear Canada branded device named and trademarked the "Germinator".
      o MGOA further acknowledges that the "Germinator" trademark is owned by Sears Canada and may not be changed.
      o MGOA acknowledges that UV Innovations is supplying Westheat Industries with UV-Air devices.

Approval. On or before the Closing Date, each Party shall take all appropriate and necessary corporate action to authorize the transactions in this Purchase Agreement and obtain all required approvals and consents to the Acquisition, including but not limited to approval by their respective Boards of Directors and approval by their shareholders, if necessary.

1.    CONFIDENTIALITY, AND FURTHER COVENANTS

On Closing, UVI will supply MGOA and its authorized representatives, their:

      a.    warranty programs on the UVI devices;
      b.    agreements and obligations with present UVI distributors;
      c. supplier agreements for the manufacturing of the UV-Air and UV-Water devices;
      d. distributor agreements for the manufacturing of the UV-Air and UV-Water devices
      e.    records of past warranty work provided by UVI to its customers;
      f. standards, testing and ratings that have been approved for the UVI devices;

The Parties agree to cooperate with each other in complying with any requests and providing such materials as the other Party may request.

      (b) All confidential information which each Party or any of its officers, employees, agents, consultants, or representatives (the "Receiving Party"), may possess or may receive in the future pertaining to the business, affairs and financial or other condition of the other Party (the "Disclosing Party"), shall not be utilized, disclosed or made available to any other person or entity other than current members of the Board of Directors, officers, employees, agents, consultants, or representatives of either Party without the express written consent of the Disclosing Party. Notwithstanding the foregoing, neither Party will be obliged to maintain confidentiality in respect of information that:

      (c) Notwithstanding the foregoing, the Parties acknowledge and agree that:

            (i) each Party shall, on or before Closing, execute all such documents as may be required to be executed by it under any applicable laws or regulations in order to consummate the transactions in this Purchase Agreement;

            (ii) each Party shall co-operate with the other Parties with respect to all such documents, including providing all information about the Party that such other Parties may require for such filings;

            (iii) without   limiting  the  generality  of  the  foregoing,   all
                  documents required to be filed with the SEC shall be filed, containing such information as required by the SEC; and

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

            (iv) all other public notices to third parties and all other publicity or press releases concerning the transactions in this Purchase Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior consent of the other Party, such approval not to be unreasonably withheld.

2.    REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other as follows and acknowledges that each is relying on these representations and warranties in entering into Purchase Agreement and performing its obligations hereunder.

Due Incorporation - MGOA is a corporation duly incorporated and validly existing under the laws of Nevada. UVI is a corporation duly incorporated and validly existing under the laws of Ontario.

Capacity and Due Authorization - Each party has the power and capacity and good and sufficient right and authority to enter into this Purchase Agreement on the terms and conditions herein set forth, to perform its obligations under this Purchase Agreement. The execution and delivery of this Purchase Agreement and the completion of the transactions contemplated herein has been duly and validly authorized by all necessary corporate action on the part of each party.

Manufacturing - UVI presently manufactures these devices and sells them directly to their customers and distributors. At closing, UVI will continue to manufacture these devices and supply them to MGOA so that MGOA may continue to supply existing and new distributors, until MGOA has established its own manufacturing source at which time MGOA will not be obligated to have UVI manufacture the devices for MGOA.

Claim or Liens - UVI warrants that there are no liens, encumbrances or any third party claims as it may pertain to royalties or ownership to the IP rights of the UVI devices.

Litigation -There are no actions, suits, grievances or proceedings commenced, pending or threatened against by or relating to UVI which may result in the imposition of an encumbrance on the UVI IP Assets, impose material liabilities on MGOA, or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions in this Purchase Agreement.

Each party hereby represents and warrants to the other as follows and acknowledges that each Company is relying on these representations made herein.

Due Incorporation - MGOA is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

Consideration Guarantee - MGOA guarantees that on the 12 months anniversary of the signing of this Purchase Agreement the stock consideration given to UVI will have a value of no less then $200,000 USD ("Minimum Value") and if there is a shortfall of that minimum value, MGOA will remedy that by either of the following:

      a.    issuing UVI additional MGOA common stock for the difference;
      b.    issue UVI a cash consideration for the difference;
      c. MGOA will have the discretion of either issuing common stock or cash and/or a combination thereof

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

Buy Back Option - On the 12 months anniversary of the signing of the definitive agreement, Megola will have the option of buying back the issued stock to UVI for a price of no more than $4.00 per share.

3.    INDEMNIFICATION

Each party agrees to indemnify and hold harmless the other and its officers, directors, agents, servants and employees with respects to all losses arising out of any breach of representation, warranty or covenant made pursuant to the agreement, including, without limitation, any representation or warranty with respect to the existence of litigation or threatened litigation which may effect the Assets.

Each party will agree to indemnify and hold harmless the other with respect to all losses arising out of any breach of any representation, warranty or covenant made pursuant to the Agreement.

5.    GOVERNING LAWS

The validity and interpretation of this Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties to this Purchase Agreement agree that any litigation arising out of the terms of the proposed Merger set forth herein shall be commenced in courts located in the State of Nevada, Clark County. All parties consent to the exclusive jurisdiction and venue of the federal and state courts located in Clark County with respect to any action arising under this Purchase Agreement.

6.    AMENDMENT

This Purchase Agreement shall be amended only with the written consent of the Parties.

7.    COUNTERPARTS

This Purchase Agreement may be executed in multiple counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.    BROKERS' OR FINDERS' FEES

Each Party shall indemnify and hold the other Party harmless from any claim for brokerage or finders' fees arising out the transactions contemplated hereby by any person claiming to have been engaged by either Party.

9.    EXPENSES

Except as provided herein, each party shall bear its own expenses in connection with the preparation for the consummation of the transaction in this Purchase Agreement.

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

10.   NO BINDING EFFECT

The understandings contained herein constitutes a binding agreement between the parties

      The foregoing Purchase Agreement is accepted, approved and agreed to by Megola Inc., this 9th day of February, 2005

                                            MEGOLA INC.

                                            By:______________________
                                            Name: Joel Gardner
                                            Title:   President & CEO

      The foregoing Purchase Agreement is accepted, approved and agreed to by UV Innovations Inc., this 9th day of February, 2005

                                            UV INNOVATIONS INC.

                                            By:_______________________
                                            Name: Jeff Mayo
                                            Title: President


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